SHARE PURCHASE AGREEMENT

This agreement is entered into by and between, UREX ENERGY CORP (a successor of Lakefield Ventures Inc.), a company organized and validly existing under the laws of the State of Nevada, United States of America, with domicile at 10580 N. Mc Carran Blvd., Suite 115-208, Reno, Nevada 89503, United States of America, herein represented by Mr. Richard L. Bachman, in his capacity as President, (hereinafter  the “UREX” or “UREX”), and PATAGONIA RESOURCES LIMITED, a company organized and validly existing under the laws of the British Virgin Islands, domiciled at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Island, herein represented by Mr. Daniel Alejandro Grilletti, in his capacity as Director (hereinafter “PRL”). The parties agree to execute this Share Purchase Agreement (hereinafter the "Agreement") subject to the following clauses and conditions:

WHEREAS

UREX owns, free of all liens and encumbrances, 500 (five hundred) ordinary, nominative non-endorsable fully paid-in shares of AR$100 nominal value each and entitled to one (1) vote per share of United Energy Metals S.A. (hereinafter “UEM”), a corporation organized under the laws of the Republic of Argentina with domicile at Rivadavia 42, 1st floor, office “1” City of Mendoza (hereinafter the “Company”) which represent 100% per cent of the outstanding capital stock and votes of the Company (hereinafter the “Shares”).

UREX committed to sell the Shares to PRL under the Share Purchase Agreement—Term Sheet—executed on November 13th, 2009 and amended on December 23rd, 2009 (hereinafter the “Term Sheet”). Rights under the Term Sheet granting the buyer the right to acquire from UREX all the Shares were assigned to PRL on January 28th, 2010.

Therefore, UREX wants to sell the Shares to PRL and the latter wishes to buy the Shares under the following terms and conditions.

1.

PURPOSE

1.1.

UREX hereby sells to PRL, and PRL hereby buys from UREX, the Shares issued by the Company, together with all the financial and voting rights attached thereto. The Shares represent 100% (one hundred per cent) of the corporate capital and votes of the Company and are represented by share certificate Nº1.

2.

PRICE AND PAYMENT

UREX and PRL agree that the purchase price of the Shares amounting to USD 500,000 (Fifteen Hundred Thousand United Stated Dollars) (hereinafter the “Price of the Shares”) is paid as per the following breakdown:

2.1

USD 50,000 (Fifty Thousand United Stated Dollars) were paid by PRL and already collected by UREX at the time of the execution of the Term Sheet. UREX hereby acknowledges receipt of those funds.

2.2

USD 450,000 (Four Hundred Fifty Thousand United Stated Dollars) (the “Balance of the Price”) that PRL will pay to UREX in accordance to item 2.3 and by means of a wire transfer to the bank account designated by UREX, as per the transfer details in Exhibit I hereto (the “Seller’s Bank Account”).

2.3 The Balance of the Price, currently in escrow at Greenberg Traurig LLP Law Firm, Miami (hereinafter GT Law) will be transferred to the Seller’s Bank Account by GT Law for account and by order of PRL upon receipt by GT Law from UREX of a hard copy of this Agreement and the letter of transfer of the Shares—attached hereto as Exhibit II—both executed by UREX before a notary public. Those two documents must be sent to the attention of Ms. Patricia Menéndez-Cambó (Direct Phone: 305.579.0766/Direct Fax: 305.579.0717) at Greenberg Traurig LLP Law Firm, domiciled at 1221 Brickell Avenue, Miami, FL 33131.

3.

DELIVERY OF THE SHARES

3.1

UREX hereby delivers to PRL share certificate Nº 1 representing the Shares. This Agreement constitutes enough evidence of PRL's reception of the Shares.

3.2

UREX attaches as Exhibit II to this Agreement and hereby delivers to PRL one letter signed by its representative and addressed to the Company informing about this sale and requesting the registration of the sale in the Stock Ledger Book of the Company.

4.

CLOSING

4.1. The Closing hereunder takes place at the offices of Brons & Salas Law Firm, located at Maipu 1210, 5th Floor, City of Buenos Aires on February 9th, 2010.

4.2 At the Closing the parties shall consummate the following acts, all of which shall take place in a consecutive and uninterrupted sequence:

4.2.1 Each Director of the Company shall deliver to PRL a letter addressed to the Company, whereby each of them will tender his resignation from office as Board Member and Director, and waive and disclaim the right to any fees and benefits to which he may be entitled by reason of holding such office or position.

4.2.2 A Shareholder’s Meeting of the Company to be held on even date at which PRL, as shareholder of the Company, shall favorably vote upon: (i) the acceptance of the resignation tendered by all the Directors of the Company, Mr. Julio Pulisich and Mr. Antonio Torre; (ii) designation and acceptance of offices by the new Directors. Upon UREX’s demand, PRL shall deliver to UREX a copy of the respective resolution adopted at the Company’s Shareholders' Meeting.

4.2.3 The accountants of the Company shall deliver all the corporate books, accounting records, and a trial balance sheet of the Company as of January 31st, 2010 signed by Mr. Julio Pulish as retiring President and by the auditors of the Company.

4.3 UREX shall deliver to PRL the rest of the Company’s records and documentation by February 12th, 2010, including, but not limited to, all the original documentations and writs filed in each of the dockets of the Company’s mining rights and properties registered with the Chubut’s Mining Authority and listed in Exhibit III hereto (hereinafter the “Assets”).

5.

ASSIGNMENT OF THE CREDIT

5.1. As part of this transaction, and taking into account that UREX sells  its aggregate interest in the Company, UREX has sold, transferred and assigned to PRL on February 1st, 2010, all the credits held against the Company, including the Loan Agreement, and the rights and actions that may arise in relation thereto, as well as IMR’s and MPT’s credits, including any other sum or credit or claim for compensation whatsoever, howsoever originated, that it may have against the Company by reason of those Credits and specially of the Loan Agreement, as they were named and described in the Assignment of Credit Agreements, that the parties attach hereto as Exhibit IV.

5.2. As a consequence thereof, UREX has no further right of action, claim for compensation or reimbursement whatsoever against UEM and/or PRL and/or any related company of PRL or company or individual controlling PRL directly or indirectly in relation to the assigned Credits or otherwise.

5.3.

PRL hereby acknowledges that the outstanding debt with ENCO will be paid in due time and manner in accordance with the terms and conditions agreed upon by the Company and ENCO in the Loan Agreement executed by them.

6.

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF UREX

UREX hereby represents and warrants to PRL that:

6.1.

Organization.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Argentina and UREX has all requisite corporate power and authority necessary to enter into this Agreement and to carry out the transactions contemplated herein.

6.2.

Authority for this Transaction.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Shareholders and Board of Directors of UREX, and no further action on the part of UREX is required to authorize the execution and delivery of this Agreement and the consummation of the transactions provided for herein.

6.3.

Binding Obligation.

This Agreement and all documents required to be delivered by UREX on or prior to the Closing Date will constitute the legal, valid and binding obligations of UREX enforceable by PRL in accordance with their respective terms.

6.4.

No Violation.

Neither execution nor the performance by UREX of its obligations under this Agreement contravenes or will contravene any applicable law, and/or regulation by which either UREX or any of its property is bound.

6.5.

No Adverse Condition.

After the date of this Agreement there is not and will not be any event materially and adversely affecting the Assets and/or the Company’s activities  which has not been disclosed to and accepted by PRL in writing on or before the Closing.

For purposes of this Agreement, unless otherwise expressly stated, the term "material" or "materially" shall mean: a) any event that may cause the Company to forfeit its Assets; and b) an item, liability and/or contingency of the Company, the economic consequences of which are equal to Ten Thousand United States Dollars (US$10,000) or more.

6.6.

Assets Representations.

6.6.1.

True List. The Assets set forth in Exhibit III are a true and correct listing of all the Assets registered in the name of the Company and Exhibit III is a true and correct listing of all mining rights and properties of the Company.

6.6.2 Ownership and Good Standing. The Company has all and exclusive right, title and interest therein, and neither the Company nor UREX have executed any agreement, including but not limited to joint ventures agreements, granting other rights therein to any third party.

6.6.3.

No Challenge. Except for the oppositions filed by surface owners, all of which PRL is aware of, none of the Assets or the Company’s rights thereto or UREX's use thereof are being challenged and no challenges to said Assets or continued use thereof are threatened.

6.6.4.

No Restrictions. The Company holds title to all of the Assets, free and clear of all liabilities, obligations, liens, encumbrances, security interests, mortgages and pledges. There are no agreements or undertakings implying restrictions or limitations on the use or benefit from the Assets by the Company of any kind whatsoever.

6.6.5 Royalties. There are no mining royalty rights in effect on the Assets granted either by Company, by UREX or by any other third party.

6.7.

Capacity to Act.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or default pursuant to the charter documents of UREX.

6.8.

Litigation.

Besides the claims asserted or that may be asserted by the creditors of the Company,  of which UREX already informed  PRL, there are no actions, suits or proceedings, pending or threatened, which are likely to affect the Assets and/or the Companies and/or the activities conducted by the Company. There are no orders, regulations, judgments or decrees of any court, tribunal, arbitrator or governmental entity insofar relating to the Assets and or against the Company.

6.9.

Scope of Liability.

6.9.1. Unless otherwise expressly assumed by UREX, neither the execution nor performance of this Agreement, nor the performance of the transactions provided for herein, shall make UREX liable or expose UREX to any liability for any debt or other obligation of the Company.

6.9.2. UREX shall be responsible for any and all obligations and liabilities exceeding USD 275,000 (Two Hundred Seventy Five Thousand Dollars), direct or contingent, known or unknown by UREX and/or by PRL, of any kind or nature whatsoever, arising out of the Company’s business on or before the Closing, including, without limitation, any liability relating to or arising out of the exploration and prospection and drilling activities conducted on the Assets on or before the Closing Date or any liability whatsoever for taxes relating to or arising out of the Company’s business on or before the Closing.

6.10.

Not Misleading.

No Exhibit, or certification furnished or made by UREX, the Company, and/or its accountants pursuant to this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not misleading.

6.11.

 Administrative Authorizations.

The Company has been granted all the National, Provincial and Municipal permits, approvals, authorizations and licenses required to conduct mining activities and to own the Assets, including mining and environmental permits, which permits, approvals, authorizations and licenses are currently in force. Neither the Company nor UREX have received any notice nor is there any reason to presume it may be required to hold or obtain any other permit, authorization and/or license.

6.12. Environmental

The Company is and has in the past been in compliance with all environmental laws and regulations in effect in Argentina. The Company has filed the environmental impact reports (“EIR”) and EIR update, and any other environmental permits, requests and notifications applicable relating to the mining activity conducted by the Company.

7.

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PRL

PRL hereby represents and warrants that:

7.1.

Organization.

PLR is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands, having all requisite corporate power and authority necessary to enter into this Agreement and to carry out the transactions contemplated herein, and no further action on the part of PRL is required to authorize the execution and delivery of this Agreement and the consummation of the transactions provided for herein.

7.2.

No Violation.

Neither execution nor the performance by PRL of its obligations under this Agreement contravenes or will contravene any applicable law, and/or regulation by which either PRL or any of its property is bound.

7.3.

Capacity to Act.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or default pursuant to the charter documents of PRL.

7.4.

 Post-Closing Liabilities.

PRL agrees and covenants that the Company shall be responsible for any and all obligations and liabilities, direct or contingent, known-or unknown, of any kind or nature whatsoever, arising out of the Company's activities after the Closing, except to the extent that any obligation or liability is caused by or contributed to by UREX on or before the Closing. In such event, UREX shall be responsible only to the extent UREX's actions caused or contributed to the obligation of liability.

8.

SURVIVAL OF REPRESENTATIONS

All representations and warranties contained in this Agreement or in any attachment hereto or in any certificate of instrument furnished pursuant hereto shall survive the execution and delivery of this Agreement and the purchase and payment for the Shares by PRL.

9.

CONDITIONS TO CLOSE

9.1. Obligations to Close.

The Parties obligations to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing Date, of the following conditions;

9.1.1.

Representations and Warranties. The representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing.

9.1.2.

Receipt of Funds. UREX shall have confirmed the receipt of PRL payment to be made on the Closing referred to in Section 2 herein.

9.1.3. Completion and delivery of Exhibits.

The parties agree that the day of the Closing is contingent upon their mutual agreement to the final terms, wording, execution and delivery of the various documents referred herein and necessary to implement the transfer of the Shares.

10.

INDEMNIFICATION

10.1. The Company’s Obligation to Indemnify.

With effect from the day of Closing, The Company shall defend and promptly indemnify UREX and save and hold UREX harmless from, against, for and in respect of any and all claims, demands, lawsuits, damages, losses, liabilities, costs and expenses (including without limitation, reasonable attorneys´ fees) (individually, a "Loss" and collectively, "Losses") by reason of the Company's activities after the day of Closing, or that arise out of any breach, representation, warranty or covenant on the part of PRL under this Agreement.

10.2. UREX's Obligation to Indemnify.

With effect from the day of Closing, UREX shall defend and promptly indemnify the Company and/or PRL and save and hold the Company and/or PRL harmless from, against, for and in respect of any and all Losses provided that such Losses exceed an aggregate amount of USD 275,000 (Two Hundred Seventy Five Thousand Dollars), by reason of either UREX's operation of the Company prior to, or on, the day of Closing, or that arise out of any breach of any representation, warranty or covenant, including without limitation UREX's covenant regarding UREX's responsibility for any liability or obligation for Taxes relating to the activities of the Company on or before the day of Closing on the part of UREX under this Agreement.

11.

OTHER COVENANTS AND MISCELLANEOUS PROVISIONS

11.1. Amendments.

Except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part hereof shall be valid unless in writing and signed by the Parties.

11.2. Confidentiality.

11.2.1. Each Party shall hold in confidence all information (including information and technical data) it may obtain in regard to the other party's schedules, programs, plants, processes, systems, products, costs, equipment, operations, customers, etc. pursuant to this Agreement.

11.2.2. The above mentioned obligation shall not apply to any part of such information that: (i) is or becomes public knowledge; (ii) a third party makes public and which does not proceed, directly or indirectly, from the parties; and, (iii) a party proves, by means of admissible evidence, that it possessed the information prior to the date of this letter of intent.

11.3. Notices.

Any and all notices or other communications or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement shall be deemed to have been duly given for all purposes if sent by certified or registered mail, return receipt requested, hand delivered or sent by facsimile transmission, telegraph or telex when receipt is acknowledged as follows:

PRL:

Videla Aranda 1195, Cruz de Piedra (5500)

 Maipú, Province of Mendoza, Argentina.

Atte. Mr. Daniel Alejandro Grilletti

UREX:

10580 N. Mc Carran Blvd., Suite 115-208,

Reno, Nevada 89503, United States of America

Atte. Mr. Richard L. Bachman

or at such other address as any party may specify by notice given to the other party in accordance with this Paragraph.

11.4. Waiver.

No waiver of the provisions hereof shall be effective unless in writing and signed by the party filing such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

11.5. Jurisdiction: Governing Law.

 Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled before the ordinary courts of the State of Nevada, United States of America, expressly waiving any other law, forum or jurisdiction that may be applicable. This Agreement shall be governed by the laws of State of Nevada, United States of America.

11.6. Severability.

If any Section or part of this Agreement shall be held or declared to be void or illegal for any reason, all other Sections or parts of this Agreement which may be effected without such illegal clause, paragraph or part shall nevertheless continue in full force and effect; provided, however, that the ineffectiveness of any Section or Sub-section does not materially affect or otherwise change this Agreement.

11.7. Expenses.

Except as otherwise provided herein, UREX and PRL shall each bear their own fees and expenses in connection with this transaction.

11.8. Headings.

The headings or captions contained in this Agreement are for convenience and reference only and do not in any way modify or construe the intent of the parties, or affect any of the provisions of this Agreement.

11.9. Announcements.

The form of any public announcements, or any statements or releases to the press by any party concerning this Agreement or the transactions contemplated hereunder shall be subject to the approval of the other parties in all essential respects.

11.10. Stamp Tax.

Any obligation or liability relative to Argentine stamp tax (if any) on this Agreement shall be borne on an equal basis by each of the parties to each such agreements or instruments.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this 9th day of February, 2010.

Urex Energy Corp

Patagonia Resources Limited

__/s/ Richard Bachman_____

_/s/ Daniel Grilletti__________

By: Richard L. Bachman

By: Daniel Alejandro Grilletti

Title: President,

Title: Director

EXHIBIT I

Payment instructions are as follows:

Pay to: Urex Energy Corp.

Bank _________
(Place___)
Swift _______
Chips ______
UID ______
Account number __________

Reference: United Energy Metals S.A.’s Sale and Purchase Agreement

EXHIBIT II

February 9th, 2010

United Energy Metals S.A.

Rivadavia 42, First Floor, Apt.1

City of Mendoza, Mendoza

Argentina

Dear Sirs:

This is to inform you that Urex Energy Corp (formerly called Lakefield Ventures Inc) has transferred to Patagonia Resources Limited 500 (Five Hundred) common, nominative, non-endorsable, single-vote shares of $100 par value each of United Energy Metals S.A., effective as from the date hereof.

As a consequence thereof, and in compliance with Section 215 of Law 19,550 we request you to register the above-mentioned transfer in the Stock Register of the Company.

Sincerely yours,

__/s/ Richard Bachman_____

Urex Energy Corp (formerly called Lakefield Ventures Inc).

Name: Richard Bachman

Title: President

EXHIBIT III

UNITED ENERGY METALS S.A.’s EXPLORATION PERMITS (CATEOS) AND STATEMENTS OF DISCOVERY

United Energy Metals SA – List of Cateos & Minas
Cerro Solo Group			Eastern Group
Type	ID	Status	Area (ha)	Type	ID	Status	Area (ha)
Cateo	14,548	Granted	1,338	Cateo	14,601		10,000
Cateo	14,549	Required to reduce Oct 09	10,000	Cateo	14,602		9,976
Cateo	14,550		7,832	Cateo	14,603	Granted	6,000
Cateo	14,551	Granted	9,631	Cateo	14,604		10.000
Cateo	14,552		7,098	Cateo	14,605		10,000
Cateo	14,553	Granted	5,832
Cateo	14,594	Granted	9,141
Cateo	14,595		10,000
Cateo	14,596	Granted	10,000
Cateo	14,597	Required to reduce Oct 09	5,969
Cateo	14,598	Required to reduce Oct 09	5,370
Cateo	14,599	Required to reduce Nov 09	6,000
Cateo	14,600	Required to reduce Oct 09	6.000
Mina	Aguada 1	Granted	2,970
Mina	Aguada 2	Granted	3,596
Mina	Mimbres 1	Granted	3,816
		Total Area	104,593			Total Area	45,976

EXHIBIT IV

ASSIGNMENT OF CREDIT AGREEMENTS